Exhibit 31.1: Sarbanes-Oxley Certification
Re:
2005-CB5 TRUST, C-BASS MORTGAGE LOAN ASSET-BACKED
CERTIFICATES, SERIES 2005-CB5

I, Larry B. Litton, Jr. certify that:
l.
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing a copy of the monthly statement to certificateholders set forth in Section 4.06 of the Pooling and
Servicing Agreement, dated as of August 1, 2005 (the "Agreement"), among Asset Backed
Funding Corporation, as depositor (the "Depositor"), Credit-Based Asset Servicing and
Securitization LLC, as seller (the "Seller"), Litton Loan Servicing LP, as servicer (the "Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"), filed in respect of periods included in the year covered by this annul report, of the 2005-CB5 Trust (the "Trust");
2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3. Based on my knowledge, the distribution or servicing information required to be provided to the
Trustee by the Servicer under the Agreement for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Agreement;

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank National Association.

LITTON LOAN SERVICING LP

Date: 3/30/2006
By: /s/ Larry B. Litton, Jr.
Name: Larry B. Litton, Jr.
Title: President